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                                                              EXHIBIT 23.1

                        INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-1177 of Microsoft Corporation on Form S-3 of our reports dated July 17, 1995 (August 21, 1995 for Contingencies Note) appearing in the Annual Report on Form 10-K of Microsoft Corporation for the year ended June 30, 1995, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.



                                                /s/ Deloitte & Touche LLP
                                                ---------------------------
                                                Deloitte & Touche LLP

Seattle, Washington
March 1, 1996